Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-129267, 333-116365, 333-58162, and 333-92053 on Form S-8 of our report dated June 25, 2005, appearing in this Annual Report on Form 11-K of Merit Medical Systems, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2005.

Salt Lake City, Utah
June 28, 2006